Exhibit (a)(4)


                            FORM OF ACCEPTANCE LETTER



                                DUANE READE INC.

                                  ACCEPTANCE OF
                             OPTIONS PURSUANT TO THE
                    OFFER TO EXCHANGE DATED FEBRUARY 27, 2003

                         THE ACCEPTANCE RIGHTS EXPIRE AT
                   5:00 P.M., EASTERN TIME, ON MARCH 27, 2003,
                   UNLESS THE OFFER IS EXTENDED BY DUANE READE

To:  Duane Reade Inc. Human Resource Department
     Attention:  Jim Rizzo
     440 Ninth Avenue
     New York, New York  10001
     Telephone number:  (212) 273-5748
     Facsimile number:  (212) 494-8205

     Delivery of the signature page of this acceptance letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

To Duane Reade Inc.:

          I have received and read the Offer to Exchange dated February 27, 2003 (the "Offer to Exchange"), the related cover letter and this Acceptance Letter (this "Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer").

          Subject to the terms and conditions of the Offer, I, the undersigned, hereby tender to Duane Reade Inc. ("Duane Reade" or the "Company ") the eligible options to purchase shares of common stock of the Company (the "Common Stock") set forth on the signature page to this Letter that (i) were granted to me under the 1992 Stock Option Plan (the "1992 Plan") and/or the 1997 Equity Participation Plan (the "1997 Plan" and together with the 1992 Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $16 per share and
(iii) are outstanding on the expiration date of the Offer (the "Tendered Options") in exchange for new options that Duane Reade will grant under the 1997 Plan (the "New Options").


          I understand and acknowledge that:

          o I am not required to exchange all of my eligible options, but I must tender all options covered by a particular grant evidenced by one option agreement if I wish to accept this Offer. While generally no partial tenders with respect to eligible options granted pursuant to the same option agreement will be accepted, I may tender the remaining portion of an eligible option that I have partially exercised.

          o All Tendered Options properly tendered prior to 5:00 p.m., Eastern Time, on March 27, 2003, unless the Company has extended the period of time the Offer will remain open, will be exchanged for New Options if the Tendered Options are (i) properly tendered, and not validly withdrawn, by eligible employees before the expiration of the Offer and (ii) accepted by Duane Reade upon the terms and subject to the conditions of the Offer.

          o Tendered Options that Duane Reade accepts for exchange pursuant to the Offer will be cancelled and the agreements evidencing such shares will be null and void. The New Options will be issued pursuant to the 1997 Plan. I will execute a new option agreement with Duane Reade.

          o Duane Reade will grant the New Options promptly after the date that is six months and one day after the Tendered Options are cancelled pursuant to the Offer (but in no event later than 30 days after such date). The Offer is an even exchange. Duane Reade will grant a New Option to purchase one share of Duane Reade common stock for each Tendered Option to purchase one share of Duane Reade common stock exchanged in the Offer.

          o If I accept the Offer and my employment with Duane Reade is terminated for any reason (including death and permanent disability) after such acceptance but prior to the expiration of the Offer, my acceptance will be presumed to have been withdrawn, and my eligible options will remain outstanding in accordance with their current terms.

          o If I elect to accept the Offer and after the cancellation of my eligible options pursuant to the offer, my employment terminates for any reason including, without limitation, a reduction in force, my voluntary resignation, my termination with or without cause or my death or permanent disability prior to the grant of New Options, I will not receive any New Options, and I will have lost all my rights with respect to the Tendered Options that I tendered in the Offer. I understand that my employment with Duane Reade is "at will" and may be terminated at any time.

          o If I accept the Offer and I am on an authorized leave of absence on the New Option grant date, I will be entitled to a grant of New Options only if I return to active employment with Duane Reade before February 27, 2004. In that event, I will receive a grant of New Options on the date I return to active employment.

          o The exercise price of the New Options will be equal to the average closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the date of grant (but in no event less than the closing price on the date of grant), which will occur promptly after the date that is six months and one day after the Tendered Options are cancelled pursuant to the Offer (but in no event later than 30 days after such date).

          o By tendering the Tendered Options pursuant to the procedures described in the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. Duane Reade's acceptance of my Letter will constitute a binding agreement between Duane Reade and me upon the terms and subject to the conditions of the Offer.

          o If I choose not to participate in the Offer or if Duane Reade rejects my Letter for any reason described in the Offer to Exchange, all my eligible options will remain outstanding in accordance with, and subject to, their current terms.

          To validly accept the Offer, I must, in accordance with the terms of the Offer, properly complete, sign and deliver to Duane Reade the signature page to this Letter, or a facsimile thereof, prior to the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, March 27, 2003. If the Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Letter.

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


                                 SIGNATURE PAGE

          I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent that the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

          I hereby tender the eligible options to purchase common stock of Duane Reade set forth below that (i) were granted to me under the Option Plans, (ii) have an exercise price equal to or in excess of $16 per share and (iii) are outstanding on the expiration date of the Offer.

                             SIGNATURE OF OWNER

                             X
                              --------------------------------------------------
                             (Signature of Holder or Authorized
                             Signatory--See Instructions 1 and 4)

                             Capacity:
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                             Date: -----------, 2003

                             Print Name:
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                             Position:
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                             Address:
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                                            ------------------------------------
                                            ------------------------------------
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                             Telephone No.
                                  (with area code):
                                                     ---------------------------

                             Email Address:
                                            ------------------------------------

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                                                                                                          Date of
     Date of Grant            Number of Options     Exercise Price         Vesting Schedule             Termination
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

                      INSTRUCTIONS TO THE ACCEPTANCE LETTER

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

          1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter before the expiration of the Offer. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver any of the other pages of the Letter. Similarly, you do not need to return the option agreements governing your Tendered Options to effectively accept this Offer. Such agreements will be null and void upon Duane Reade's acceptance of your properly executed and delivered Letter and cancellation of your options pursuant to the Offer.

          Duane Reade will only accept delivery of your signed signature page of the Letter by regular external mail, hand delivery or facsimile. Duane Reade will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you choose to deliver your signature page by external mail, Duane Reade recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have accepted the Offer until Duane Reade receives your executed signature page. Duane Reade must receive your completed and signed signature page at the following address or facsimile number set forth on the front cover of this Letter.

          You may withdraw from the Offer at any time before the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, March 27, 2003. You must withdraw from the Offer with respect to all your Tendered Options; you may not withdraw from the Offer with respect to only a portion of your Tendered Options. If the Offer is extended by Duane Reade beyond its initial expiration, you may withdraw from the Offer at any time until the extended expiration of the Offer. In addition, if Duane Reade has not accepted your Letter by April 24, 2003, you may withdraw from the Offer. To validly withdraw from the Offer, Duane Reade must receive, at the address set forth on the front cover of this Letter, the signature page to a withdrawal letter (using the form attached as Schedule C of the Offer to Exchange), or a facsimile thereof, properly completed and signed by you, while you still have the right to withdraw from the Offer. The withdrawal letter must specify the name of the eligible employee who is withdrawing from the Offer and must be signed by the eligible employee who submitted the Letter. You may not rescind any withdrawal, and you will not be deemed to properly accept the Offer after any valid withdrawal, unless you properly re-tender your eligible options before the expiration of the Offer by following the procedures described in the Offer.

          Neither Duane Reade nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. Duane Reade will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Duane Reade's determination of these matters will be final and binding on all parties.

          The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

          2. Tenders. An eligible employee is not required to exchange all of his or her eligible options but must tender all options covered by a particular grant evidenced by one option agreement. While generally no partial tenders with respect to eligible options granted pursuant to the same option agreement will be accepted, you may tender the remaining portion of an eligible option that you have partially exercised.

          3. Signatures on this Acceptance Letter. If this Letter is signed by the eligible employee who is the holder of the Tendered Options, the signature must be by such employee. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

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

          4. Requests for Assistance or Additional Copies. Any questions or requests for assistance or copies of any documents referred to in the Offer may be directed to: Duane Reade Inc. Human Resources Department, Attention: Jim Rizzo, Telephone number: (212) 273-5748, Facsimile number: (212) 494-8205, email: rizzoj@duanereade.com. Copies will be furnished at the Company's expense.

          5. Irregularities. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Duane Reade will determine, in its sole discretion, all questions as to eligibility, form and validity, including time of receipt, of acceptance letters and acceptance of any Tendered Options. Duane Reade's determination of these matters will be final and binding on all parties. Duane Reade may reject any or all Letters and any Tendered Options that Duane Reade determines is not in appropriate form or that Duane Reade determines is unlawful to accept. Otherwise, Duane Reade expects to accept all properly and timely submitted Letters and any Tendered Options, which are not validly withdrawn prior to the expiration of the Offer. Duane Reade may also waive any of the conditions of the Offer or any defect or irregularity with respect to any particular Letter or any particular eligible employee, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Letter will be deemed to have been properly submitted and no Tendered Options will be deemed to have been properly tendered until all defects or irregularities have been cured by the submitting eligible employee or waived by Duane Reade. Neither Duane Reade nor any other person is obligated to give notice of any defects or irregularities in any Letter or its delivery, and no one will be liable for failing to give notice of any defects or irregularities.

          Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) must be received by the Company prior to the expiration of the Offer. You must deliver a properly signed copy of the signature page to this Letter by regular external mail, hand delivery, or facsimile to the address or facsimile number set forth on the front cover of this Letter prior to the expiration of the Offer. Delivery by email or any form of interoffice mail will NOT be accepted.

          6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important United States tax information.

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